Rackspace Reports Second Quarter Results
•Revenue Grew 11 Percent Compared to the Second Quarter of 2014
•Adjusted EBITDA Grew 14.2 Percent Compared to the Second Quarter of 2014
•Net Income Grew 29.8 Percent Compared to the Second Quarter of 2014
•EPS on a fully diluted basis was 20 cents in the Second Quarter of 2015
•Share buyback authorized for up to $1 billion, with at least $500 million expected to be completed in the next six to nine months

SAN ANTONIO - August 10, 2015 - Rackspace® (NYSE: RAX), the #1 managed cloud company, today announced financial results for the quarter that ended June 30, 2015.
On a GAAP basis, net revenue for the second quarter of 2015 was $489 million, up 11.0 percent from the second quarter of 2014. These results were adversely affected by shifts in currency exchange rates. On a constant currency basis, net revenue grew 13.7 percent from the second quarter of 2014.
Adjusted EBITDA for the quarter was $162 million, up 14.2 percent from the second quarter of 2014. Net income for the second quarter was $29 million, for a margin of 6.0 percent, up from 5.1 percent in the second quarter of 2014.
For the second quarter of 2015, cash flow from operating activities was $123 million, capital expenditures were $152 million, and Adjusted Free Cash Flow was negative $0.7 million. At the end of the second quarter of 2015, cash and cash equivalents were $317 million, and interest-bearing debt including capital lease obligations totaled $7 million. Return on Capital was 12.1 percent in the second quarter of 2015 compared to 10.1 percent in the second quarter of 2014.
On a worldwide basis, Rackspace employed 6,115 Rackers as of June 30, 2015.
“During the second quarter, we made progress on several key fronts, including with our 50 largest enterprise customers, whose spending with us is growing at more than twice the rate of our overall business,” said Taylor Rhodes, president and CEO of Rackspace. “We expanded our managed cloud strategy by providing our expertise and Fanatical Support on Microsoft Azure. We’ve launched a major partnership with Intel to make OpenStack public, private and hybrid clouds easier to deploy, more scalable and more secure. And we continue to make progress toward building the market-leading managed services offer for customers on the AWS cloud.”
For the third quarter of 2015, Rackspace expects revenue to grow between 2.0 percent and 3.5 percent on a constant currency basis and adjusted EBITDA margins to be between 33 percent and 34 percent. For the fourth quarter of 2015, we expect revenue to grow between 2.0 percent and 3.5 percent, on a constant currency basis. We expect adjusted EBITDA margins to be between 33 percent and 34 percent. For the full year, we expect revenue to grow between 12 percent and 14 percent, on a constant-currency basis. We expect adjusted EBITDA margins to be between 33 percent and 34 percent.

Capital Allocation

Rackspace has adopted a new capital structure policy, under which the company has established a target debt level of 1.5X EBITDA, to be achieved over a period not to exceed 24 months. The Rackspace board of directors has increased the company’s existing share buyback authorization to $1 billion, in addition to the $200 million of repurchases already carried out. Rackspace expects to fund this buyback program out of cash on hand, future free cash flow and proceeds from near-term debt issuances. The company intends to complete at least $500 million of the new buyback within six to nine months, subject to market conditions and arrangement of financing.

Recent Highlights

•	Gartner names Rackspace a leader in the Magic Quadrant for Cloud Enabled Managed Hosting for the second year in a row in both North America and Europe
Gartner IT industry experts evaluated providers based on the completeness of their vision and their ability to execute. Rackspace was among the 19 providers assessed by Gartner, and one of two in the Leaders quadrant in North America. In Europe, the firm analyzed 16 providers and Rackspace is one of seven in the Leaders quadrant.

•	Rackspace partnered with Intel to create the OpenStack Innovation Center
The OpenStack Innovation Center, located at Rackspace's corporate headquarters in San Antonio, will accelerate the development of enterprise capabilities and significantly increase the number of developers contributing to upstream OpenStack code. Through this collaborative effort, Rackspace and Intel will build and make available to the community the world’s largest OpenStack developer cloud, featuring two 1,000 node clusters to support advanced, large-scale testing of OpenStack and new features development.

•	Rackspace announced Fanatical Support® for Microsoft® Azure™
Rackspace expanded its service offering for its Microsoft product portfolio with Fanatical Support for Microsoft Azure. Fanatical Support for Microsoft Azure helps customers to speed their deployment of Azure, minimize costs and optimize performance. Rackspace engineers also provide application and infrastructure architecture guidance.

•	Rackspace announced Fanatical Support for Microsoft Office 365
Fanatical Support and premium managed services for Microsoft Office 365 enables customers to purchase multiple Office 365 services from Rackspace including migration assistance and tier-one support, as well as premium managed services for Office 365 licenses not originally purchased from Rackspace.

•	Rackspace received Microsoft Hosting Partner of the Year Award
For the fifth time, Rackspace was awarded the Microsoft Hosting Partner of the Year Award. This award recognizes Microsoft partners that have developed and delivered exceptional Microsoft-based solutions during the past year. Rackspace was chosen for demonstrating excellence in innovation and implementation of customer solutions based on Microsoft technology.

•	Scott Crenshaw hired as Senior Vice President of Strategy and Product
Scott is an industry veteran with a strong track record of developing winning strategies, managing and growing unique product offerings and working collaboratively with colleagues and customers. Scott works closely with Rackspace’s marketing, sales, support and other critical functions to drive compelling product offerings and the best customer experience in the industry.

Non-GAAP Financial Information

Adjusted EBITDA, Adjusted Free Cash Flow, and Return on Capital are non-GAAP financial measures. Rackspace believes these measures provide helpful information with respect to evaluating the company's performance. Other companies may calculate non-GAAP measures differently, limiting their usefulness as a comparative measure. The financial statement tables that accompany this press release include reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.

Conference Call and Webcast

Rackspace's executive management will host a conference call to discuss the results for the second quarter of 2015 starting today at 4:30 p.m. ET.
To access the conference call from the United States and Canada, please dial 800-750-5857; from the United Kingdom, please dial 0800-496-1091; and from Hong Kong, please dial 800-962-091.

A live webcast and a replay of the conference call will be available on Rackspace's website, located at ir.rackspace.com.

About Rackspace

Rackspace (NYSE: RAX), the #1 managed cloud company, helps businesses tap the power of cloud computing without the challenge and expense of managing complex IT infrastructure and application platforms on their own. Rackspace engineers deliver specialized expertise on top of leading technologies developed by OpenStack, Microsoft, VMware and others, through a results-obsessed service known as Fanatical Support®. The company has more than 300,000 customers worldwide, including two-thirds of the FORTUNE 100. Rackspace was named a leader in the 2015 Gartner Magic Quadrant for Cloud-Enabled Managed Hosting, and has been honored as one of Fortune’s Best Companies to Work For in six of the past eight years. Learn more at www.rackspace.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long-term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, or the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures; the deterioration of economic conditions or fluctuations, disruptions, instability or downturns in the economy; the effectiveness of managing company growth; technological and competitive factors; regulatory factors; and other risks that are described in Rackspace Hosting's Form 10-K for the year ended December 31, 2014, filed with the SEC on March 2, 2015, and subsequent filings. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contacts:

Investor Relations:	Media Relations:
Jessica Drought	Brandon Brunson
210-312-4191	210-312-1357
ir@rackspace.com	brandon.brunson@rackspace.com

Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Six Months Ended
(In millions, except per share data)	June 30, 2014	March 31, 2015	June 30, 2015	June 30, 2014	June 30, 2015
Net revenue	$441.2	$480.2	$489.4	$862.2	$969.6
Costs and expenses:
Cost of revenue	145.1	161.3	163.9	285.5	325.2
Research and development	29.7	32.0	33.2	54.9	65.2
Sales and marketing	60.4	59.0	64.4	117.8	123.4
General and administrative	81.5	86.6	86.5	152.6	173.1
Depreciation and amortization	90.6	96.9	97.7	178.4	194.6
Total costs and expenses	407.3	435.8	445.7	789.2	881.5
Income from operations	33.9	44.4	43.7	73.0	88.1
Other income (expense):
Interest expense	(0.5)	(0.4)	(1.9)	(1.0)	(2.3)
Interest and other income (expense)	0.1	(2.0)	1.4	0.4	(0.6)
Total other income (expense)	(0.4)	(2.4)	(0.5)	(0.6)	(2.9)
Income before income taxes	33.5	42.0	43.2	72.4	85.2
Income taxes	11.0	13.6	14.0	24.5	27.6
Net income	$22.5	$28.4	$29.2	$47.9	$57.6

Net income per share
Basic	$0.16	$0.20	$0.20	$0.34	$0.41
Diluted	$0.16	$0.20	$0.20	$0.33	$0.40

Weighted average number of shares outstanding
Basic	142.1	141.4	142.4	141.6	141.9
Diluted	144.1	144.2	144.5	143.9	144.4

Consolidated Balance Sheets

(In millions)	December 31, 2014	June 30, 2015
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$213.5	$317.1
Accounts receivable, net of allowance for doubtful accounts and customer credits of $5.3 as of December 31, 2014 and $7.3 as of June 30, 2015	156.5	160.1
Deferred income taxes	9.3	7.5
Prepaid expenses	33.6	33.6
Other current assets	8.8	19.6
Total current assets	421.7	537.9

Property and equipment, net	1,057.7	1,150.8
Goodwill	81.1	81.1
Intangible assets, net	16.6	12.6
Other non-current assets	47.2	50.2
Total assets	$1,624.3	$1,832.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$137.3	$187.3
Accrued compensation and benefits	66.7	57.3
Income and other taxes payable	11.8	11.8
Deferred revenue	20.9	28.1
Capital lease obligations	15.0	6.2
Debt	25.1	—
Total current liabilities	276.8	290.7

Non-current liabilities:
Deferred revenue	1.4	1.6
Capital lease obligations (1)	1.5	0.7
Finance lease obligations for build-to-suit leases (1)	117.4	168.1
Deferred income taxes	71.2	50.7
Deferred rent	49.9	49.8
Other liabilities	32.3	30.7
Total liabilities	550.5	592.3

Commitments and Contingencies

Stockholders' equity:
Common stock	0.1	0.1
Additional paid-in capital	696.0	859.1
Accumulated other comprehensive loss	(20.7)	(19.5)
Retained earnings	398.4	400.6
Total stockholders’ equity	1,073.8	1,240.3
Total liabilities and stockholders’ equity	$1,624.3	$1,832.6

(1)
December 31, 2014 amounts have been revised to reflect the impact of a reclassification of certain finance obligations associated with build-to-suit leases to conform to the current period presentation.

Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Six Months Ended
(in millions)	June 30, 2014	March 31, 2015	June 30, 2015	June 30, 2014	June 30, 2015
Cash Flows From Operating Activities
Net income	$22.5	$28.4	$29.2	$47.9	$57.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90.6	96.9	97.7	178.4	194.6
Deferred income taxes	(9.0)	(14.7)	(14.4)	(19.1)	(29.1)
Share-based compensation expense	17.3	20.0	20.4	30.0	40.4
Excess tax benefits from share-based compensation arrangements	(13.2)	(20.2)	(18.6)	(28.3)	(38.8)
Other operating activities	1.3	2.8	2.2	3.3	5.0
Changes in operating assets and liabilities:
Accounts receivable	(13.0)	(1.8)	(6.5)	(9.1)	(8.3)
Prepaid expenses and other current assets	4.0	0.8	(8.1)	7.3	(7.3)
Accounts payable, accrued expenses, and other current liabilities	21.7	26.9	16.0	52.0	42.9
Deferred revenue	(1.4)	4.3	2.7	(3.5)	7.0
Deferred rent	2.1	0.4	(0.4)	4.4	—
Other non-current assets and liabilities	1.6	1.5	2.7	2.9	4.2
Net cash provided by operating activities	124.5	145.3	122.9	266.2	268.2

Cash Flows From Investing Activities
Purchases of property and equipment	(114.0)	(92.5)	(104.7)	(199.0)	(197.2)
All other investing activities	1.1	0.7	0.7	1.6	1.4
Net cash used in investing activities	(112.9)	(91.8)	(104.0)	(197.4)	(195.8)

Cash Flows From Financing Activities
Principal payments of capital and build-to-suit leases	(11.0)	(5.6)	(4.4)	(23.5)	(10.0)
Repayments of debt	(0.8)	(25.1)	—	(0.9)	(25.1)
Payments for deferred acquisition obligations	—	(0.1)	—	(0.1)	(0.1)
Receipt of Texas Enterprise Fund grant	—	—	—	5.5	—
Shares of common stock withheld for employee taxes	—	—	—	(13.6)	—
Proceeds from employee stock plans	12.6	21.8	6.7	14.7	28.5
Excess tax benefits from share-based compensation arrangements	13.2	20.2	18.6	28.3	38.8
Net cash provided by financing activities	14.0	11.2	20.9	10.4	32.1

Effect of exchange rate changes on cash and cash equivalents	0.9	(2.5)	1.6	1.4	(0.9)

Increase in cash and cash equivalents	26.5	62.2	41.4	80.6	103.6

Cash and cash equivalents, beginning of period	313.8	213.5	275.7	259.7	213.5

Cash and cash equivalents, end of period	$340.3	$275.7	$317.1	$340.3	$317.1

Supplemental Cash Flow Information
Non-cash purchases of property and equipment (1)	$(1.6)	$(2.3)	$46.9	$14.1	$44.6

(1)	Non-cash purchases of property and equipment represents changes in amounts accrued for purchases under vendor financing and other deferred payment arrangements.

Key Metrics - Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in millions, except average monthly revenue per server)	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015
Growth
Net revenue	$441.2	$459.7	$472.5	$480.2	$489.4
Revenue growth (year over year)	17.4%	18.3%	15.8%	14.1%	11.0%

Number of employees (Rackers) at period end	5,798	5,939	5,936	5,964	6,115
Number of servers deployed at period end	107,657	110,453	112,628	114,105	116,329
Average monthly revenue per server	$1,375	$1,405	$1,412	$1,412	$1,416

Profitability
Income from operations	$33.9	$40.5	$50.0	$44.4	$43.7
Depreciation and amortization	$90.6	$98.3	$95.2	$96.9	$97.7
Share-based compensation expense	$17.3	$19.8	$20.2	$20.0	$20.4
Adjusted EBITDA (1)	$141.8	$158.6	$165.4	$161.3	$161.8

Adjusted EBITDA margin	32.1%	34.5%	35.0%	33.6%	33.1%

Operating income margin	7.7%	8.8%	10.6%	9.3%	8.9%

Income from operations	$33.9	$40.5	$50.0	$44.4	$43.7
Adjustment for build-to-suit lease impact (2)	$—	$—	$—	$—	$(0.4)
Income from operations, adjusted	$33.9	$40.5	$50.0	$44.4	$43.3
Effective tax rate	33.0%	32.0%	25.1%	32.4%	32.4%
Net operating profit after tax (NOPAT) (1)	$22.7	$27.5	$37.5	$30.0	$29.3
NOPAT margin	5.1%	6.0%	7.9%	6.3%	6.0%

Capital efficiency and returns
Interest bearing debt (3)	$34.2	$24.0	$41.6	$10.8	$6.9
Stockholders' equity	$1,171.2	$1,223.7	$1,073.8	$1,152.9	$1,240.3
Less: Excess cash	$(287.4)	$(294.3)	$(156.8)	$(218.1)	$(258.4)
Capital base (3)	$918.0	$953.4	$958.6	$945.6	$988.8
Average capital base (3)	$900.3	$935.8	$956.0	$952.1	$967.2
Capital turnover (annualized) (3)	1.96	1.97	1.98	2.02	2.02

Return on capital (annualized) (1) (3)	10.1%	11.8%	15.7%	12.6%	12.1%

	Three Months Ended
(Dollar amounts in millions, except average monthly revenue per server)	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015
Capital expenditures
Cash purchases of property and equipment	$114.0	$124.1	$107.2	$92.5	$104.7
Non-cash purchases of property and equipment (4)	$(1.6)	$(6.7)	$(2.6)	$(2.3)	$46.9
Total capital expenditures	$112.4	$117.4	$104.6	$90.2	$151.6

Customer gear	$64.8	$78.7	$72.5	$58.7	$117.3
Data center build outs	$13.8	$14.8	$11.1	$13.4	$15.8
Office build outs	$6.8	$3.5	$1.6	$2.3	$3.3
Capitalized software and other projects	$27.0	$20.4	$19.4	$15.8	$15.2
Total capital expenditures	$112.4	$117.4	$104.6	$90.2	$151.6

Infrastructure capacity and utilization
Megawatts under contract at period end (5)	58.1	58.1	58.1	63.2	63.6
Megawatts available for customer use at period end (6)	45.4	45.4	49.7	52.0	54.1
Megawatts utilized at period end	29.0	29.9	30.5	31.0	31.6
Annualized net revenue per average Megawatt of power utilized	$61.8	$62.4	$62.6	$62.5	$62.5

(1)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

(2)
Reflects additional expense we would have expected to record if our build-to-suit lease arrangements had been deemed operating leases instead of finance lease obligations for build-to-suit leases. Calculated as the excess of estimated straight-line rent expense over actual depreciation expense for completed real estate projects under build-to-suit lease arrangements.

(3)
In the first quarter of 2015, we reclassified certain finance obligations associated with build-to-suit leases in the consolidated balance sheets. Prior period amounts have been revised to reflect the impact of this reclassification.

(4)	Non-cash purchases of property and equipment represents changes in amounts accrued for purchases under vendor financing and other deferred payment arrangements.

(5)
Megawatts under contract at period end represents data center capacity for which we have a contract enabling us to take control of the space. For our newest data center in London, as of March 31, 2015, we have included four megawatts.

(6)	Megawatts available for customer use at period end represents data center capacity that is built-out and is being used to provide service to customers.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In millions)	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015
Net revenue	$441.2	$459.7	$472.5	$480.2	$489.4
Costs and expenses:
Cost of revenue	145.1	142.9	153.9	161.3	163.9
Research and development	29.7	30.7	31.4	32.0	33.2
Sales and marketing	60.4	60.6	59.2	59.0	64.4
General and administrative	81.5	86.7	82.8	86.6	86.5
Depreciation and amortization	90.6	98.3	95.2	96.9	97.7
Total costs and expenses	407.3	419.2	422.5	435.8	445.7
Income from operations	33.9	40.5	50.0	44.4	43.7
Other income (expense):
Interest expense	(0.5)	(0.5)	(0.4)	(0.4)	(1.9)
Interest and other income (expense)	0.1	(2.1)	(0.3)	(2.0)	1.4
Total other income (expense)	(0.4)	(2.6)	(0.7)	(2.4)	(0.5)
Income before income taxes	33.5	37.9	49.3	42.0	43.2
Income taxes	11.0	12.2	12.3	13.6	14.0
Net income	$22.5	$25.7	$37.0	$28.4	$29.2

	Three Months Ended
(Percent of net revenue)	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015
Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	32.9%	31.1%	32.6%	33.6%	33.5%
Research and development	6.7%	6.7%	6.6%	6.7%	6.8%
Sales and marketing	13.7%	13.2%	12.5%	12.3%	13.2%
General and administrative	18.5%	18.9%	17.5%	18.0%	17.7%
Depreciation and amortization	20.5%	21.4%	20.2%	20.2%	20.0%
Total costs and expenses	92.3%	91.2%	89.4%	90.7%	91.1%
Income from operations	7.7%	8.8%	10.6%	9.3%	8.9%
Other income (expense):
Interest expense	(0.1)%	(0.1)%	(0.1)%	(0.1)%	(0.4)%
Interest and other income (expense)	0.0%	(0.5)%	(0.1)%	(0.4)%	0.3%
Total other income (expense)	(0.1)%	(0.6)%	(0.1)%	(0.5)%	(0.1)%
Income before income taxes	7.6%	8.2%	10.4%	8.8%	8.8%
Income taxes	2.5%	2.6%	2.6%	2.8%	2.9%
Net income	5.1%	5.6%	7.8%	5.9%	6.0%
Due to rounding, totals may not equal the sum of the line items in the table above.

Non-GAAP Financial Measures

Adjusted EBITDA

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. Adjusted EBITDA is a metric that is used by analysts and investors for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

We define Adjusted EBITDA as net income, plus income taxes, total other (income) expense, depreciation and amortization, and non-cash charges for share-based compensation. The following table presents a reconciliation of Adjusted EBITDA to net income.

	Three Months Ended
(Dollars in millions)	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015
Net revenue	$441.2	$459.7	$472.5	$480.2	$489.4

Income from operations	$33.9	$40.5	$50.0	$44.4	$43.7

Net income	$22.5	$25.7	$37.0	$28.4	$29.2
Plus: Income taxes	11.0	12.2	12.3	13.6	14.0
Plus: Total other (income) expense	0.4	2.6	0.7	2.4	0.5
Plus: Depreciation and amortization	90.6	98.3	95.2	96.9	97.7
Plus: Share-based compensation expense	17.3	19.8	20.2	20.0	20.4
Adjusted EBITDA	$141.8	$158.6	$165.4	$161.3	$161.8

Operating income margin	7.7%	8.8%	10.6%	9.3%	8.9%

Adjusted EBITDA margin	32.1%	34.5%	35.0%	33.6%	33.1%

Return on Capital ("ROC")

We believe that ROC is an important metric for investors in evaluating our company’s performance. ROC measures how effectively a company generates profits from the capital that is deployed. We calculate ROC by dividing net operating profit after tax by our average capital base. The following table presents a reconciliation of ROC to return on assets, which we calculate directly from amounts on the Consolidated Statements of Income and the Consolidated Balance Sheets.

	Three Months Ended
(Dollars in millions)	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015
Income from operations	$33.9	$40.5	$50.0	$44.4	$43.7
Adjustment for build-to-suit lease impact (1)	—	—	—	—	(0.4)
Income from operations, adjusted	$33.9	$40.5	$50.0	$44.4	$43.3
Effective tax rate	33.0%	32.0%	25.1%	32.4%	32.4%
Net operating profit after tax (NOPAT)	$22.7	$27.5	$37.5	$30.0	$29.3

Net income	$22.5	$25.7	$37.0	$28.4	$29.2

Total assets at period end	$1,648.0	$1,724.5	$1,624.3	$1,692.3	$1,832.6
Less: Excess cash (2)	(287.4)	(294.3)	(156.8)	(218.1)	(258.4)
Less: Accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable	(231.6)	(244.4)	(215.8)	(214.8)	(256.4)
Less: Deferred revenue (current and non-current)	(23.2)	(21.5)	(22.3)	(26.1)	(29.7)
Less: Other non-current liabilities, deferred income taxes, deferred rent, and finance lease obligations for build-to-suit leases (3)	(187.8)	(210.9)	(270.8)	(287.7)	(299.3)
Capital base (3)	$918.0	$953.4	$958.6	$945.6	$988.8

Average total assets	$1,607.5	$1,686.3	$1,674.4	$1,658.3	$1,762.4
Average capital base (3)	$900.3	$935.8	$956.0	$952.1	$967.2

Return on assets (annualized)	5.6%	6.1%	8.8%	6.9%	6.6%
Return on capital (annualized) (3)	10.1%	11.8%	15.7%	12.6%	12.1%

(1)
Reflects additional expense we would have expected to record if our build-to-suit lease arrangements had been deemed operating leases instead of finance lease obligations for build-to-suit leases. Calculated as the excess of estimated straight-line rent expense over actual depreciation expense for completed real estate projects under build-to-suit lease arrangements.

(2)
Defined as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to the period end.

(3)
In the first quarter of 2015, we reclassified certain finance obligations associated with build-to-suit leases in the consolidated balance sheets. Prior period amounts have been revised to reflect the impact of this reclassification.

Adjusted Free Cash Flow

We believe that Adjusted Free Cash Flow is a performance metric used by investors to evaluate the strength and performance of a company's ongoing business. We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including non-cash purchases of property and equipment), cash payments for interest and cash payments for income taxes. The following table presents a reconciliation of Adjusted Free Cash Flow to Adjusted EBITDA as a supplement to our reconciliation of Adjusted EBITDA to net income provided above.

	Three Months Ended		Six Months Ended
(In millions)	June 30, 2014	June 30, 2015	June 30, 2014	June 30, 2015
Adjusted EBITDA	$141.8	$161.8	$281.4	$323.1
Non-cash deferred rent	2.1	(0.4)	4.4	—
Total capital expenditures	(112.4)	(151.6)	(213.1)	(241.8)
Cash payments for interest, net of interest received	(0.6)	(0.8)	(1.0)	(1.1)
Cash payments for income taxes, net of refunds	(4.6)	(9.7)	(5.5)	(13.5)
Adjusted free cash flow	$26.3	$(0.7)	$66.2	$66.7